UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2012 (June 13, 2012)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On June 13, 2012, Barnes & Noble, Inc. (the “Company”), Leonard and Louise Riggio, certain former members of the Board of Directors of the Company (the “Board”), and Plaintiffs agreed to a stipulation of settlement (the “Settlement”), providing for the settlement of all remaining claims in In re Barnes & Noble Stockholder Derivative Litigation, C.A. No. 4813-VCS (the “Action”), through which plaintiffs challenged the acquisition by the Company of Barnes & Noble College Booksellers, Inc. (the “College Acquisition”).  The Settlement will be subject to the approval of the Delaware Court of Chancery (the “Court”).

As previously disclosed, between August 17, 2009 and August 31, 2009, five putative shareholder derivative complaints were filed in the Court against the Company’s directors.  The complaints generally alleged breach of fiduciary duty, waste of corporate assets and unjust enrichment in connection with the College Acquisition, which was announced on August 10, 2009.  The complaints generally sought damages in favor of the Company in an unspecified amount as well as costs, fees and interest, disgorgement, restitution and equitable relief.  On December 11, 2009, the Court entered an order consolidating all actions (including a sixth, later shareholder derivative complaint) and appointing co-lead counsel for plaintiffs.  On October 21, 2010, the Court denied the Company’s motion to dismiss, denied in part and granted in part the motion to dismiss filed by defendants Leonard Riggio, Stephen Riggio and Lawrence Zilavy, and denied in part and granted in part the motion to dismiss filed by the remaining defendants, dismissing all claims asserted against defendants George Campbell, Jr. and Patricia Higgins.  All defendants except Leonard Riggio moved for summary judgment on December 21, 2011.  On March 27, 2012, the Court denied summary judgment as to defendants Lawrence Zilavy and Michael Del Giudice and granted summary judgment in favor of defendants Stephen Riggio, Margaret T. Monaco, Irene Miller and William Dillard, II.  Trial on the remaining claims had been scheduled to commence on June 18, 2012.

In the Settlement, Leonard and Louise Riggio, the sellers (the “Sellers”) in the College Acquisition, have agreed to waive the right to receive $22.75 million of the purchase price by waiving a corresponding principal amount (and related interest thereon) of the Junior Subordinated Seller Note, dated September 30, 2009, issued by the Company to the Sellers as part of the purchase price of the College Acquisition. This reduces the principal amount of that note from $150 million to $127.25 million.

The terms of the Settlement deny any liability or wrongdoing by the Company, the Board or any of the other defendants in the Action. The Settlement will release all claims that were or could have been asserted against the Company, the Board or any other defendant in the Action.  If the Settlement is approved by the Court, the Action will be dismissed, on the merits, with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: June 15, 2012	By:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel and Corporate Secretary